CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Equity Trust:



We consent to the use of our report dated November 10, 2000 for the portfolios of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                            /s/ KPMG

Boston, Massachusetts
January 26, 2001